 As filed with the Securities and Exchange Commission on August 3, 2015

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

CAMBREX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-2476135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073
(Address of Principal Executive Offices, including Zip Code,)

2009 Long Term Incentive Plan
As Amended and Restated April 29, 2015)

(Full title of the plan)

Samantha Hanley

Vice President, General Counsel
One Meadowlands Plaza

East Rutherford, New Jersey 07073
(201) 804-3000

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Thomas Holden
Ropes & Gray LLP
Prudential Tower

800 Boylston Street
Boston, Massachusetts 02199

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.10	1,500,000	$49.665	$74,497,500	$8,656.61

(1) Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 30, 2015.

EXPLANATORY NOTE

This Registration Statement has been filed to register 1,500,000 additional shares of common stock to be offered pursuant to the Amended and Restated 2009 Long Term Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission: File Nos. 333-166260, 333-174124, 333-181053 and 333-190305.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, State of New Jersey, on the 3rd day of August, 2015.

CAMBREX CORPORATION

By:	/s/ Samantha Hanley
Name:	Samantha Hanley
Title:	Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Steven M. Klosk, Gregory P. Sargen and Samantha Hanley, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

August 3, 2015
/s/ Steven M. Klosk
Steven M. Klosk
President, Chief Executive Officer & Director (principal executive officer)

August 3, 2015
/s/ Gregory P. Sargen
Gregory P. Sargen
Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

August 3, 2015
/s/ Rosina B. Dixon
Rosina B. Dixon
Director

August 3, 2015
/s/ Kathryn R. Harrigan
Kathryn R. Harrigan
Director

August 3, 2015
/s/ Leon J. Hendrix, Jr.
Leon J. Hendrix, Jr.
Director

August 3, 2015
/s/ Ilan Kaufthal
Ilan Kaufthal
Director

August 3, 2015
/s/ William B. Korb
William B. Korb
Director

August 3, 2015
/s/ Peter G. Tombros
Peter G. Tombros
Director

August 3, 2015
/s/ Shlomo Yanai
Shlomo Yanai
Director

EXHIBIT INDEX

Number	Title of Exhibit

4.1	Restated Certificate of Incorporation of Cambrex Corporation (1).

4.2	Bylaws of Cambrex Corporation, as amended (1).

4.3	2009 Long Term Incentive Plan (as amended and restated April 29, 2015).

4.4	Form of Certificate for shares of Common Stock of Cambrex Corporation (2).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page hereof).

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated April 30, 2012.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-16419).